EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of the Amendment No. 3 to the Schedule 13D to which this Agreement is attached.

Dated:  April 5, 2007

DISCOVERY GROUP I, LLC, for itself and as general partner of DISCOVERY EQUITY PARTNERS, L.P.

By:	Michael R. Murphy*
Michael R. Murphy
Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

*By:	/s/ Robert M. McLennan
Robert M. McLennan Attorney-in-Fact for Daniel J. Donoghue Attorney-in-Fact for Michael R. Murphy